Exhibit 99.1

Press Release

For Immediate Release

For Details Contact:		40W267 Keslinger Road
Edward J. Richardson	Robert J. Ben	PO BOX 393
Chairman and CEO	EVP & CFO	LaFox, IL 60147-0393 USA
Phone: (630) 208-2205	(630) 208-2203	(630) 208-2200 | Fax: (630) 208-2550

RICHARDSON ELECTRONICS REPORTS THIRD QUARTER FISCAL 2020 OPERATING PROFIT AND DECLARES QUARTERLY CASH DIVIDEND

Canvys, PMG and CT Tube Revenues Grow Versus Q3 FY19

Q3 FY20 Highlights

•

Net sales of $38.2 million were down 2.0% from last year’s third quarter, primarily a result of lower sales in PMT from softness in the power grid tube business and the effect of the coronavirus on our China shipments. In addition, Healthcare sales were down overall due to continued lower equipment sales in Latin America.

•	Sales increased for PMG and Semiconductor Wafer Fabrication equipment products. Canvys sales increased by 3.5% and Healthcare CT tube revenues were up by 134.7%.
•	Gross margin increased to 33.1% of net sales versus 31.5% of net sales for the prior year’s third quarter due to product mix and manufacturing efficiencies.
•	Operating expenses decreased $0.4 million to $12.7 million compared to prior year.
•	Operating income was $11,000 compared to an operating loss of $0.8 million in last year’s third quarter.
•	Cash and investments were $43.9 million at February 29, 2020 versus $46.1 million at the end of the second quarter of this fiscal year.
•	Manufacturing and distribution operations considered “essential businesses” under current coronavirus shelter-in-place directives; minimal disruption to manufacturing and distribution capacity.

LaFox, IL, APRIL 8, 2020: Richardson Electronics, Ltd. (NASDAQ: RELL) today reported financial results for its third quarter ended February 29, 2020. The Company also announced that its Board of Directors declared a $0.06 per share quarterly cash dividend.

Third Quarter Results

Net sales for the third quarter of fiscal 2020 decreased 2.0% to $38.2 million compared to net sales of $39.0 million in the prior year’s third quarter. Canvys sales increased by $0.3 million or 3.5% due to higher demand in its North American market. Sales of semiconductor wafer fab equipment specialty products also increased from last year’s third quarter. Although PMT sales benefited from higher sales of power conversion and RF and microwave components, overall sales for PMT decreased $0.7 million or 2.5%. This was primarily due to economic softness in the power grid tube market and lower sales in China due to the coronavirus. We experienced delays in shipments to customers in China during mandatory shelter in place orders as well as delayed receipt of goods originating in China and destined for other locations.  Richardson Healthcare sales decreased $0.2 million or 11.9% as a result of lower sales of equipment in Latin America and non-core diagnostic imaging parts, partially offset by higher sales of our ALTA750 TM CT tube.

Gross margin increased to $12.7 million, or 33.1% of net sales during the third quarter of fiscal 2020, compared to $12.3 million, or 31.5% of net sales during the third quarter of fiscal 2019. Margin increased as a percent of net sales primarily due to a favorable product mix and improved manufacturing efficiencies in both PMT and Richardson Healthcare.

Operating expenses were $12.7 million for the third quarter of fiscal 2020 compared to $13.1 million in the third quarter of fiscal 2019. The decrease in operating expenses resulted from lower severance, legal and professional services expenses, partially offset by higher research and development expenses for Richardson Healthcare as we invest in additional CT x-ray tube types.

As a result, the Company reported an operating income of $11,000 for the third quarter of fiscal 2020 compared to an operating loss of $0.8 million in the prior year’s third quarter. Other income for the third quarter of fiscal 2020, including interest income and foreign exchange, was $0.1 million, compared to other income of less than $0.1 million in the third quarter of fiscal 2019.

The income tax provision of $0.2 million for the third quarter of fiscal 2020 reflected a provision for foreign income taxes, which was lower than the prior year’s third quarter provision and no U.S. tax benefit due to the valuation allowance recorded against the net operating loss.

Net loss for the third quarter of fiscal 2020 was $0.1 million compared to a net loss of $1.1 million in the third quarter of fiscal 2019.

“Despite the challenges caused by the coronavirus, we are pleased to see continued growth in Canvys and the power and microwave technologies group.  We also saw an increase in ALTA750 TM CT tube sales,” said Edward J. Richardson, Chairman, Chief Executive Officer, and President. “Given the fluid situation in the global economy, we will continue to protect our cash and closely manage operating expenses and cash flow in line with economic conditions. Currently, our manufacturing and distribution operations in LaFox, Illinois and our display operations in Marlborough, Massachusetts are considered ‘Essential Businesses’ under the states’ Shelter in Place directives. As such, we continue to operate while respecting guidelines for social distancing,” he concluded.

FINANCIAL SUMMARY – NINE MONTHS ENDED FEBRUARY 29, 2020

•

Net sales for the first nine months of fiscal 2020 were $118.5 million, a decrease of 4.8%, compared to net sales of $124.5 million during the first nine months of fiscal 2019. Sales decreased by $7.7 million or 7.9% for PMT, but increased by $1.7 million or 8.3% for Canvys. Sales for Richardson Healthcare were the same as last year.

•

Gross margin decreased to $38.3 million during the first nine months of fiscal 2020, compared to $39.2 million during the first nine months of fiscal 2019. As a percentage of net sales, gross margin increased to 32.3% of net sales during the first nine months of fiscal 2020, compared to 31.5% of net sales during the first nine months of fiscal 2019, primarily as a result of a favorable product mix in Richardson Healthcare and improved manufacturing efficiencies for both PMT and Healthcare.

•

Operating expenses decreased to $38.7 million for the first nine months of fiscal 2020, compared to $39.6 million for the first nine months of fiscal 2019. The decrease was due to lower severance, legal and professional services expenses, partially offset by higher research and development expenses for Richardson Healthcare in line with ongoing CT x-ray tube development.

•	Operating loss during the first nine months of fiscal 2020 was $0.4 million, the same as during the first nine months of fiscal 2019.
•	Other income for the first nine months of fiscal 2020, including interest income and foreign exchange, was $0.2 million, the same as in the first nine months of fiscal 2019.
•

The income tax provision of $0.4 million during the first nine months of fiscal 2020 reflected a provision for foreign income taxes, which was lower than in the prior year’s first nine months and no U.S. tax benefit due to the valuation allowance recorded against the net operating loss.

•	Net loss for the first nine months of fiscal 2020 was $0.6 million, compared to a net loss of $1.0 million during the first nine months of fiscal 2019.

CASH DIVIDEND AND POSITION

The Company also announced today that its Board of Directors declared a $0.06 quarterly dividend per share to holders of common stock and a $0.054 cash dividend per share to holders of Class B common stock. The dividend will be payable on May 27, 2020, to common stockholders of record as of May 6, 2020.

Cash and investments at the end of the third quarter of fiscal 2020 were $43.9 million compared to $46.1 million at the end of the second quarter of fiscal 2020 and $49.4 million at the end of the third quarter of fiscal 2019. The Company spent $0.4 million during the quarter on capital expenditures primarily related to our IT System, Facilities and LaFox manufacturing business versus $1.0 million during the third quarter of fiscal 2019.

CONFERENCE CALL INFORMATION

On Thursday, April 9, 2020, at 9:00 a.m. CDT, Edward J. Richardson, Chairman and Chief Executive Officer, and Robert J. Ben, Chief Financial Officer, will host a conference call to discuss the Company’s third quarter fiscal year 2020 results.  A question and answer session will be included as part of the call’s agenda.

Participant Instructions

To listen to the call, please dial (USA) (866) 800-8648 or (International) (617) 614-2702 and enter passcode 95925021 approximately five minutes prior to the start of the call.  A replay of the call will be available beginning at 10:00 a.m. CDT on April 10, 2020, for seven days.  The telephone numbers for the replay are (USA) (888) 286-8010 and (International) (617) 801-6888; passcode 69273455.

FORWARD-LOOKING STATEMENTS

This release includes certain “forward-looking” statements as defined by the Securities and Exchange Commission. Statements in this press release regarding the Company’s business which are not historical facts represent “forward-looking” statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K filed on August 5, 2019 and other reports we file with the Securities and Exchange Commission. The Company assumes no responsibility to update the “forward-looking” statements in this release as a result of new information, future events, or otherwise.

ABOUT RICHARDSON ELECTRONICS, LTD.

Richardson Electronics, Ltd. is a leading global provider of engineered solutions, power grid and microwave tubes and related consumables; power conversion and RF and microwave components; high value flat panel detector solutions, replacement parts, tubes and service training for diagnostic imaging equipment; and customized display solutions. We serve customers in the alternative energy, healthcare, aviation, broadcast, communications, industrial, marine, medical, military, scientific and semiconductor markets. The Company’s strategy is to provide specialized technical expertise and “engineered solutions” based on our core engineering and manufacturing capabilities. The Company provides solutions and adds value through design-in support, systems integration, prototype design and manufacturing, testing, logistics, and aftermarket technical service and repair through its global infrastructure. More information is available at www.rell.com.

Richardson Electronics common stock trades on the NASDAQ Global Select Market under the ticker symbol RELL.

Richardson Electronics, Ltd.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	Unaudited	Audited
	February 29, 2020	June 1, 2019
Assets
Current assets:
Cash and cash equivalents	$30,875	$42,019
Accounts receivable, less allowance of $194 and $339, respectively	23,074	24,296
Inventories, net	56,677	53,232
Prepaid expenses and other assets	2,910	3,067
Investments - current	13,000	8,000
Total current assets	126,536	130,614
Non-current assets:
Property, plant and equipment, net	17,999	19,111
Intangible assets, net	2,572	2,763
Lease ROU asset	3,727	—
Non-current deferred income taxes	574	529
Total non-current assets	24,872	22,403
Total assets	$151,408	$153,017
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$14,675	$16,943
Accrued liabilities	11,002	11,273
Lease liability current	1,566	—
Total current liabilities	27,243	28,216
Non-current liabilities:
Non-current deferred income tax liabilities	314	212
Lease liability non-current	2,204	—
Other non-current liabilities	742	832
Total non-current liabilities	3,260	1,044
Total liabilities	30,503	29,260
Stockholders’ equity
Common stock, $0.05 par value; issued and outstanding 11,038 shares at February 29, 2020 and 10,957 shares at June 1, 2019	552	547
Class B common stock, convertible, $0.05 par value; issued and outstanding 2,097 shares at February 29, 2020 and June 1, 2019	105	105
Preferred stock, $1.00 par value, no shares issued	—	—
Additional paid-in-capital	61,593	61,012
Common stock in treasury, at cost, no shares at February 29, 2020 and June 1, 2019	—	—
Retained earnings	56,819	59,703
Accumulated other comprehensive income	1,836	2,390
Total stockholders’ equity	120,905	123,757
Total liabilities and stockholders’ equity	$151,408	$153,017

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Comprehensive Loss

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 29, 2020	March 2, 2019	February 29, 2020	March 2, 2019
Statements of Comprehensive Loss
Net sales	$38,249	$39,018	$118,536	$124,489
Cost of sales	25,579	26,719	80,235	85,266
Gross profit	12,670	12,299	38,301	39,223
Selling, general and administrative expenses	12,659	13,097	38,667	39,621
Loss on disposal of assets	—	—	1	—
Operating income (loss)	11	(798)	(367)	(398)
Other expense (income):
Investment/interest income	(97)	(155)	(340)	(402)
Foreign exchange loss	28	130	117	205
Other, net	(8)	—	(24)	(4)
Total other income	(77)	(25)	(247)	(201)
Income (loss) before income taxes	88	(773)	(120)	(197)
Income tax provision	181	305	438	754
Net loss	(93)	(1,078)	(558)	(951)
Foreign currency translation (loss) gain, net of tax	(60)	541	(554)	(1,240)
Comprehensive loss	$(153)	$(537)	$(1,112)	$(2,191)
Net loss per share
Common shares - Basic	$(0.01)	$(0.08)	$(0.04)	$(0.07)
Class B common shares - Basic	$(0.01)	$(0.08)	$(0.04)	$(0.07)
Common shares - Diluted	$(0.01)	$(0.08)	$(0.04)	$(0.07)
Class B common shares - Diluted	$(0.01)	$(0.08)	$(0.04)	$(0.07)
Weighted average number of shares:
Common shares – Basic	11,038	10,953	11,022	10,911
Class B common shares – Basic	2,097	2,097	2,097	2,108
Common shares – Diluted	11,038	10,953	11,022	10,911
Class B common shares – Diluted	2,097	2,097	2,097	2,108
Dividends per common share	$0.060	$0.060	$0.180	$0.180
Dividends per Class B common share	$0.054	$0.054	$0.162	$0.162

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	February 29, 2020	March 2, 2019	February 29, 2020	March 2, 2019
Operating activities:
Net loss	$(93)	$(1,078)	$(558)	$(951)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	856	794	2,514	2,350
Inventory provisions	221	203	502	568
Loss on disposal of assets	—	—	1	—
Share-based compensation expense	157	176	527	571
Deferred income taxes	76	113	51	268
Change in assets and liabilities:
Accounts receivable	(760)	(478)	1,066	(576)
Inventories	(754)	(1,484)	(4,173)	(3,315)
Prepaid expenses and other assets	(56)	614	146	332
Accounts payable	(726)	(1,561)	(2,091)	(5,442)
Accrued liabilities	152	309	(238)	880
Other	2	(86)	(107)	88
Net cash used in operating activities	(925)	(2,478)	(2,360)	(5,227)
Investing activities:
Capital expenditures	(430)	(974)	(1,244)	(3,166)
Proceeds from maturity of investments	—	2,300	8,000	2,300
Purchases of investments	—	(12,500)	(13,000)	(17,800)
Net cash used in investing activities	(430)	(11,174)	(6,244)	(18,666)
Financing activities:
Proceeds from issuance of common stock	—	16	59	219
Cash dividends paid	(776)	(771)	(2,326)	(2,305)
Payment of financing lease principal	(46)	—	(121)	—
Net cash used in financing activities	(822)	(755)	(2,388)	(2,086)
Effect of exchange rate changes on cash and cash equivalents	(2)	417	(152)	(617)
Decrease in cash and cash equivalents	(2,179)	(13,990)	(11,144)	(26,596)
Cash and cash equivalents at beginning of period	33,054	47,859	42,019	60,465
Cash and cash equivalents at end of period	$30,875	$33,869	$30,875	$33,869

Richardson Electronics, Ltd. Net Sales and Gross Profit For the Third Quarter and First Nine Months of Fiscal 2020 and Fiscal 2019 ($ in thousands)

By Strategic Business Unit:

Net Sales
	Q3 FY 2020		Q3 FY 2019	% Change
PMT	$28,988		$29,725	-2.5%
Canvys	7,200		6,954	3.5%
Healthcare	2,061		2,339	-11.9%
Total	$38,249		$39,018	-2.0%

	YTD FY 2020		YTD FY 2019	% Change
PMT	$89,158		$96,822	-7.9%
Canvys	22,333		20,625	8.3%
Healthcare	7,045		7,042	0.0%
Total	$118,536		$124,489	-4.8%

Gross Profit
	Q3 FY 2020	% of Net Sales	Q3 FY 2019	% of Net Sales
PMT	$9,519	32.8%	$9,406	31.6%
Canvys	2,362	32.8%	2,281	32.8%
Healthcare	789	38.3%	612	26.2%
Total	$12,670	33.1%	$12,299	31.5%

	YTD FY 2020	% of Net Sales	YTD FY 2019	% of Net Sales
PMT	$28,547	32.0%	$30,520	31.5%
Canvys	7,268	32.5%	6,726	32.6%
Healthcare	2,486	35.3%	1,977	28.1%
Total	$38,301	32.3%	$39,223	31.5%